Exhibit 10.1

RESIGNATION AND SEPARATION AGREEMENT

AND RELEASE OF CLAIMS

This Resignation and Separation Agreement and Release of Claims (this “Agreement”), which sets forth all of the terms and conditions relating to the resignation of Joseph Coccaro as President, Chief Executive Officer and director (the “you” or “your”) of Bogota Savings Bank (the “Bank”), Bogota Financial Corp. (the “Company”), and Bogota Financial, MHC (the “MHC”), is entered into as of November 29, 2023, by and among you, the Bank, the Company, and the MHC, effective as set forth below.

Per our mutual understanding, your employment as President and Chief Executive Officer and your service as a director of the Bank, the Company, and the MHC will end because of your resignation, and you will be appointed to the Advisory Board of Bogota Savings Bank (the “Advisory Board”).

You, the Bank, the Company, and the MHC desire to set forth all terms and conditions relating to the conclusion of your employment and your appointment to the Advisory Board on mutually satisfactory terms.

Upon your signature, this Agreement shall constitute the agreement between you, the Bank, the Company, and the MHC on the terms of your separation from employment as follows:

1. Resignation and Appointment to Advisory Board:

(a) You have informed the Bank, the Company, and the MHC of your intention to resign from your positions as President and Chief Executive Officer of the Bank and the Company, and as director of the Bank, the Company, and Bogota Financial, MHC, as well as from any other positions you occupy at the Bank, the Company, or the MHC, including any of their subsidiaries or affiliates, effective as of November 30, 2023 (“Separation Date”). You will be paid on the next scheduled payroll date following the Separation Date, your earned salary, less legally required withholdings, with the exception of your group health insurance which shall terminate on November 30, 2023. You will also be provided with information concerning your right to continue any health insurance coverage you may have through the Bank pursuant to COBRA. You agree that, except as provided in this Agreement, upon receipt of this payment, you will have been paid all compensation due to you from the Bank and the Company, including all accrued but unused vacation or other paid time off, through the Separation Date. In exchange for the consideration provided in this Agreement, your employment agreement with the Bank, dated as of January 15, 2020 (the “Employment Agreement”) will be terminated effective as of the Separation Date, except for certain surviving provisions set forth herein.

(b) On the Separation Date, contemporaneously with your resignation as set forth in Section 1(a) above, you will be appointed to serve on the Advisory Board for three one-year terms, in each case renewable at the discretion of the Bogota Savings Bank Board of Directors subject to and in accordance with the Bogota Savings Bank Advisory Board Charter. You shall not be eligible to receive any cash compensation for your services on the Advisory Board, but you shall be eligible to receive equity consideration as determined by the Board of Directors of the Company and your service on the Advisory Board shall constitute continued vesting service for purposes of any current outstanding equity awards.

2. Separation Payment:

(a) Upon the timely execution of this Agreement and in exchange for your full compliance with this Agreement, the Bank agrees to provide you with all benefits set forth in Section 4(e)(i) of the Employment Agreement (the provisions set forth in Section 4(e)(i) of the Employment Agreement shall be collectively, the “Separation Pay”). The cash payment provided for in Section 4(e)(i)(B) of the Employment Agreement will be paid to you based upon your current base salary through the Bank’s regular payroll periods, less all applicable statutory and required withholdings through the end of the current term (i.e., December 31, 2025). The COBRA reimbursement provided for in Section 4(e)(i)(C) of the Employment Agreement will be provided monthly for up to 18 consecutive months, or if less, for the period for which you have elected COBRA coverage (commencing with the first month following the Separation Date and continuing until the eighteenth month following the Separation Date).

(b) In addition, you will receive your 2023 annual bonus of $150,000, payable in a cash lump sum no later than the date this Agreement becomes irrevocable in accordance with Section 18, as well as a payment for all accrued but unused vacation or other paid time off as of the Separation Date.

(c) The Separation Pay will begin to be provided following your execution of this Agreement and the expiration of the revocation period set forth in Section 18 herein. This Separation Pay is inclusive of any pay in lieu of notice and any other pay to which you claim entitlement. You acknowledge that you bear sole responsibility and are legally bound to make payment of all taxes owed to any taxing authority as a result of the payment and receipt of the Separation Pay. You further acknowledge that you have not relied on any oral or other representations made by the Bank or its counsel regarding the tax consequences of any of the amounts paid pursuant to this Agreement.

(d) No Future Compensation: Other than the obligations of the Bank as set forth under the terms of Sections 2(a) and 2(b) of this Agreement, you represent and agree that (i) you are not entitled to any other wages, salary, bonuses, incentive compensation, benefits or any other compensation or reimbursements from the Bank or the Company, except for any of your vested benefits under (A) the Bogota Savings Bank 401(k) Savings Plan (B) the Bogota Savings Bank Employee Stock Ownership Plan, and (C) the Bogota Savings Bank Supplemental Executive Retirement Plan, amended and restated dated as of January 1, 2016 (the “SERP”), (ii) for purposes of clarity, nothing paid under this Agreement will be deemed to be in lieu of any compensation to which you are entitled to under the Bogota Savings Bank 401(k) Plan, the Bogota Savings Bank Employee Stock Ownership Plan or the SERP, each of which in you are one-hundred percent (100%) vested, and (iii) all non-vested equity awards previously granted to you under the Bogota Financial Corp. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) will continue to vest in accordance with the schedules set forth in the applicable award agreements for as long as you continue to serve on the Advisory Board, and as such, you shall be deemed to to be in “Service” of the Company for the purposes of vesting of equity awards and exercise of stock options in accordance with Section 2.7(f) of the Equity Incentive Plan, (iv) without limiting the provisions of clause (iii), all exercisable stock options will expire in accordance with the terms of the Equity Incentive Plan and the award agreements related to such grants, and (v) as of the Separation Date, the Employment Agreement shall terminate and become null and void with no further payments or benefits due thereunder, except for certain surviving provisions set forth in this Agreement.

3. Return of Property: You hereby agree that as of December 8, 2023, you shall return all Bank swipe cards, keys, documents, credit cards, records, equipment and all other items belonging to the Bank, including all confidential information and property belonging to or generated by or for the use of the Bank or our clients, and you further agree that you will not retain any copies, duplicates, reproductions or excerpts thereof. You further agree to immediately and permanently delete all confidential Bank information in your possession, regardless of where such information resides and whether it is on a personal computer, device, database, drive, server, media, and/or platform and to certify to such deletion. You further agree that, as a condition of receiving the Separation Pay, you will, upon request, allow the Bank to review and inspect all of your devices to confirm such permanent deletion has taken place. You may keep the Bank-owned automobile you currently drive until the Separation Date, at which time such automobile shall be returned as a condition of receiving the Separation Pay.

4. General Release of Claims:

(a) By executing this Agreement, you, in consideration of the terms set forth herein, hereby irrevocably and unconditionally fully and forever waive, discharge and release the Bank, its present and former officers, owners, directors, shareholders, members, partners, employees, representatives, attorneys, agents, corporate parents, divisions, affiliates, subsidiaries, predecessors, transferees, insurers, reinsurers, pension and employee benefit plans, successors and assigns (and present and former officers, owners, directors, shareholders, members, partners, employees, representatives, attorneys and agents of such corporate parents, divisions, affiliates and subsidiaries, predecessors, transferees, insurers, reinsurers, pension and employee benefit plans, successors and assigns), in their corporate and individual capacities (together, “Releasees”), from any and all manner of waivable claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, civil or criminal, vested or contingent, asserted or unasserted, legal or equitable, that you, and/or your heirs, executors, representatives, administrators, agents, successors or assigns ever had, have or may now have from the beginning of time through the date you execute this Agreement against them, or any of them, of any nature or description assertable in any forum, including, but not limited to, those claims that arise out of or are in connection with your employment with the Bank or the termination thereof, by reason of any actual or alleged act, omission, transaction, practice, occurrence or other matter, including, but not limited to, any claim, charge or cause of action for indemnification, fraud, slander, libel, misrepresentation, defamation, infliction of emotional distress, pain and suffering, reinstatement, negligence, tortious interference with contract or prospective business advantage, promissory estoppel, detrimental reliance, invasion of privacy, failure to pay wages or benefits due or other money owed including, but not limited to, bonuses, commissions, incentive compensation, vacation, and severance, that may be legally released and waived, breach of contract, oral or written, whether express or implied in fact or law, wrongful discharge in violation of public policy, breach of implied covenant of good faith and fair dealing, harassment, discrimination or retaliation on the basis of, inter alia, age, race, color, creed, national origin, sex, pregnancy, sexual orientation, military status, disability, actual or perceived predisposing genetic characteristics or genetic carrier status, domestic violence victim status, genetic information, citizenship status, nationality, affectional preference or sexual orientation, gender identity or expression, civil union, domestic partnership or marital status, veterans’ status or any other impermissible factor, under any federal, state or local law, rule or regulation, whether based on statutory or common law, including, but not limited to, Title VII of the Civil Rights Act, as amended, the Civil Rights Act of 1966, the Families First Coronavirus Response Act, the Civil Rights Act of 1991, the Rehabilitation Act, as amended, the federal Family and Medical Leave Act, Executive Orders 11246 and 11141, the Employee Retirement Income Security Act of 1974, the Uniform Services Employment and Reemployment Rights Act, the Americans with Disabilities Act, the federal Equal Pay Act, the National Labor Relations Act, the Immigration Reform and Control Act, the Fair Credit Reporting Act, the Older Workers Benefit Protection Act, the Occupational Health and Safety Act, the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, the Worker Adjustment Retraining and Notification Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Equal Pay Act, the New Jersey Wage and Hour Law, the New Jersey Wage Payment Law, the New Jersey Wage Theft Act, the New Jersey Law Against Discrimination, the New Jersey Civil Rights Act, the New Jersey Family Leave Act, the Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Occupational Safety and Health Law, the New Jersey Smokers Rights Law, retaliation claims under the New Jersey Workers’ Compensation Law, the New Jersey Earned Sick Leave Law, and the New Jersey Genetic Privacy Act.

(b) In further consideration of the payments and benefits provided to you in this Agreement, you hereby irrevocably and unconditionally fully and forever waive, release and discharge Releasees from any and all claims, whether known or unknown, from the beginning of time to the date of your execution of this Agreement arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and its implementing regulations. By signing this Agreement, you hereby acknowledge and confirm that: (i) you have read this Agreement in its entirety and understand all of its terms; (ii) you have been advised of and have availed yourself of the right to consult with your attorney prior to executing this Agreement; (iii) you knowingly, freely and voluntarily assent to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release and covenants contained herein; (iv) you are executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled; (v) you were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired; (vi) you understand that you have seven (7) days from the date you sign this Agreement to revoke your release of claims under the ADEA as provided in Section 18; and (vii) you understand that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which you sign this Agreement.

(c) You further warrant and represent that as of the date of your execution of this Agreement, there are no complaints, charges or other matters filed or pending before any federal, state or local court or agency against any Releasee regarding your employment relationship with the Bank or the termination thereof and that in the future, you will not file or cause to be filed any such charges, complaints or other claims that you ever had or may now have to the effective date of this Agreement. By this release, you do not waive your right to file a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or any equivalent State agency, or to participate or cooperate in any investigation or proceeding conducted by the EEOC or state agency, nor shall any provision of this Agreement adversely affect your right to engage in such conduct. In the event that any claim or suit is filed on your behalf against any Releasee by any person or entity, you waive any and all right to receive monetary damages or injunctive relief granted by the EEOC in favor of you from or against the Bank. You further understand that nothing contained in this Agreement limits your ability to file a charge or complaint with the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Bank; provided, however, that you may not disclose Bank information that is protected by the attorney-client privilege, except as expressly authorized by law. You acknowledge and understand that nothing herein limits or impedes your right to obtain any relief or recovery from the Government Agencies or to collect any monies or compensation as a result of providing information to or participating in an investigation conducted by a Government Agency.

(d) You further represent that you have no known illnesses or injuries related to your employment with the Bank and have been granted all leaves of absence and/or disability accommodations to which you claim entitlement. You agree and acknowledge that you have no right to future employment by the Bank. You further represent that you have not transferred or otherwise impaired, by bankruptcy or otherwise, your ability to sign a complete and binding release of any of the claims released in this Agreement. You also agree to immediately update any social media sites, such as LinkedIn, to reflect your separation from the Bank.

(e) Notwithstanding the foregoing provisions of this Section 4, the Bank, the Company, the MHC and you recognize that nothing contained in this Agreement shall in any way release or discharge: (i) your right to bring any claim that cannot be waived under applicable law including, but not limited to, any unemployment compensation claims, workers’ compensation claims, or claims for any vested interest in any employee benefit plan maintained by the Bank; (ii) your right to receive payment in accordance with the terms of this Agreement; (iii) your right to enforce, or bring any claim for breach of, this Agreement; (iv) your right to receive equity in the Company pursuant to the terms of any equity award agreement, as applicable; (v) your right to any vested benefits to which you may be entitled under any retirement or pension plan of the Company or its subsidiaries, as applicable, including without limitation, under the Bogota Savings Bank 401(k) Plan, the Bogota Savings Bank Employee Stock Ownership Plan or the SERP; or (vi) your right to bring any claim for indemnification under any applicable directors and officers liability insurance policy or applicable state or federal law, as applicable (the “Excluded Claims”).

5. Cooperation: You agree that certain matters in which you have been involved during your employment may necessitate your cooperation with the Bank in the future. Accordingly, for a period of one (1) year following the later of the Separation Date or the date your service on the Advisory Board terminates, to the extent reasonably requested by the Bank, you shall cooperate with the Bank in connection with matters arising out of your service to the Bank; provided that the Bank shall make reasonable efforts to minimize disruption of your other activities. The Bank shall reimburse you for reasonable expenses incurred in connection with such cooperation.

6. Mutual Non-Disparagement: You hereby agree that, unless otherwise required by law, you will not, either orally or in writing, (i) make any false or defamatory statements about the Bank, its operations or any of its employees, officers, managers, members, shareholders, directors, parent, subsidiary, affiliates or agents or (ii) make any disparaging or negative statements that impugn the personal reputations of any of the Bank’s employees, officers, managers, members, shareholders, directors, agents or clients. The Bank, the Company, and the MHC each agree that, unless otherwise required by law, it will not, either orally or in writing, (i) make any false or defamatory statements about you or (ii) make any disparaging or negative statements that impugn your personal reputation. For the sake of clarity, the foregoing non-disparagement restriction includes, but is not limited to, making oral statements, sending written correspondence, and posting pictures, notes, videos and comments to social media forums and websites, either directly or anonymously. Nothing in this Section or this Agreement is intended to prohibit the disclosure of information protected by the Speak Out Act or applicable state law

7. Medicare Representation: You warrant that you are not a Medicare beneficiary as of the date of this release and, therefore, no conditional payments have been made by Medicare on your behalf.

8. Confidentiality: The parties agree to keep confidential all negotiations leading up to execution of this Agreement, including without limitation all communications and documents exchanged in connection therewith, except for your spouse, attorney, or as required by regulatory inquiry, law, or court order. You acknowledge and agree that you have been the recipient of confidential and proprietary business information concerning the Bank, the Company and their affiliates, including without limitation past, present, planned or considered business activities of the Bank, the Company and their affiliates, and agree that you will not use your knowledge of such information or disclose such confidential and proprietary information for any purposes whatsoever, except as may be expressly permitted in a writing signed by the Bank, or as may be required by regulatory inquiry, law, or court order. You understand that nothing contained in this Agreement limits your ability to file a charge or complaint with the United States Securities and Exchange Commission (“SEC”) and this Agreement does not limit your right to receive an award for information provided to the SEC.

9. Remedy: In the case of a material breach of any of your representations, covenants or obligations under this Agreement, including but not limited to a breach of the non-competition and non-solicitation provisions set forth in Section 6 of the Employment Agreement which are incorporated herein by reference, to the extent the payments set forth in Section 2 of this Agreement have not already been made, the Bank’s obligation to make any payments to you under Section 2 of this Agreement shall be suspended, and you will be entitled only to receive a total of five percent (5%) of any remaining payments. To the extent you already received payments set forth in Section 2 of this Agreement, you shall be obligated to reimburse the Bank for ninety-five percent (95%) of any payments made to you. The parties hereto will be liable for any damages that a court of competent jurisdiction may determine and will be subject to injunctive relief and any other relief which a court may award.

10. Period of Review and Knowing and Voluntary Acknowledgement: You hereby acknowledge that you have signed this Agreement voluntarily and with full understanding of its terms and conditions, which, once effective, may not be amended, supplemented, canceled or discharged except by a writing signed by you and the Bank. In the event this Agreement is not signed and returned to the Bank within twenty-one (21) days from the date it was first presented, the Agreement is void and you will be entitled to only those benefits due you as of the Separation Date. You acknowledge that this Agreement was initially provided to you on November 9, 2023, and that the 21-day review period ends on the Separation Date (immaterial changes to this Agreement made during the review period will not extend the review period).

11. No Presumption. The parties agree that this Agreement was negotiated fairly between them at arms’ length and that the final terms of this Agreement are the product of the parties’ negotiations. Each party represents and warrants that it has sought and received legal counsel of his/its own choosing regarding the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement, therefore, should not be construed against any party on the grounds that it was more responsible for drafting the provisions.

12. Entire Agreement and Surviving Provisions: With the exception of Sections 6 (“Non-Solicitation/Non-Compete”), 11 (“Certain Applicable Law”), and 16 (“Indemnification”) of the Employment Agreement, which shall survive the termination of the Employment Agreement and are fully incorporated herein, and to which you and the Bank remain fully bound, this Agreement constitutes the complete understanding between you and the Bank and fully supersedes any prior understandings or agreements, whether written or oral, between you and the Bank regarding your employment and the separation thereof.

13. Modification: This Agreement may not be modified except in a writing signed by all parties.

14. Assignment: The Bank may freely assign this Agreement at any time and this Agreement shall inure to the benefit of the Bank and its successors and assigns and your executors, surviving spouse, heirs, devisees, and legatees. Except for rights of the foregoing persons to receive the benefits under this Agreement, you may not assign this Agreement. You further represent and warrant that you have not assigned, and will not assign, any interest in the claims that are being resolved herein.

15. Savings Clause: If any provision of this Agreement is subsequently declared by any court or tribunal of competent jurisdiction to be illegal, void or unenforceable, as written, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

16. Governing Law: This Agreement shall be construed and governed for all purposes in accordance with the laws of the State of New Jersey without regard to principles of conflict of laws and any action brought alleging either party’s violation of any term or condition of this Agreement shall be brought in either the state or federal courts having jurisdiction over Bergen County, New Jersey.

17. Section 409A: This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. The Bank makes no representations that the payments and benefits provided under this Agreement comply with Section 409 and in no event shall the Bank be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of noncompliance with Section 409A.

18. Revocation: It is understood and agreed that this Agreement shall not be effective for a period of seven (7) days following your signing it and you may revoke your release of claims under the ADEA as set forth in this Agreement for any reason during said seven (7) day period. Any revocation within this period must be submitted in writing to: the Bank at the above address, Attention: Steven M. Goldberg, Chairman of the Board. The revocation should state: “I hereby revoke my acceptance of the Resignation and Separation Agreement and Release of Claims.” The revocation must be delivered to the above address within seven (7) days of execution of the Agreement. If the last day of the revocation period is a Saturday, Sunday or legal holiday in New Jersey, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. If, during the revocation period, you revoke your waiver and release of claims under the ADEA, you will nevertheless be bound by your waiver and release of any and all non-ADEA claims you had, have or may have through the date of your execution of the Agreement. In consideration of your release of these non-ADEA claims, the Bank shall pay the total amount of $500. You acknowledge and agree that but for this Agreement (and your promises and covenants in this Agreement), you are not otherwise entitled to this consideration and that this is adequate consideration in exchange for your partial release of claims.

[Signature Page Follows]

IN WITNESS THEREOF, the parties, intending to be bound, hereby execute this Agreement as of the date first set forth above:

BOGOTA SAVINGS BANK

/s/ Steven M. Goldberg
Steven M. Goldberg, Chairman of the Board

BOGOTA FINANCIAL CORP.

/s/ Steven M. Goldberg
Steven M. Goldberg, Chairman of the Board

BOGOTA FINANCIAL, MHC

/s/ Steven M. Goldberg
Steven M. Goldberg, Chairman of the Board

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ALL OF ITS TERMS INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. I FURTHER ACKNOWLEDGE THAT I HAVE HAD SUFFICIENT TIME TO CONSIDER THE TERMS OF THIS AGREEMENT, HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT, THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT, AND THAT I HAVE HAD THIS AGREEMENT REVIEWED BY MY ATTORNEY, OR HAVE BEEN GIVEN THE OPPORTUNITY BY THE BANK TO DO SO.

AGREED TO, ACCEPTED AND

CONFIRMED BY:

/s/ Joseph Coccaro
Joseph Coccaro

Dated: November 29, 2023

THIS IS A LEGAL AGREEMENT,

RELEASE AND COVENANT NOT TO SUE.

READ CAREFULLY BEFORE SIGNING.

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